Exhibit 99.1

AS PART OF HERBALIFE NUTRITION’S SELF-TENDER OFFER, THE COMPANY UPDATES

GUIDANCE FOR THIRD QUARTER 2017 EARNINGS

LOS ANGELES, CA (October 2, 2017) – Herbalife Ltd. (NYSE: HLF) (“Herbalife” or “Company”), today announced updated guidance for the Company’s third quarter 2017 financial results in order to provide shareholders with the most current information.

On August 21, 2017, the Company announced it had commenced a “modified Dutch auction” self-tender offer to purchase for cash up to an aggregate of $600 million of shares of its common stock, at a per share price not less than $60.00 nor greater than $68.00. Additionally, for each share tendered, shareholders will also receive a non-transferable contractual contingent value right (“CVR”) allowing participants in the tender offer to receive a contingent cash payment should Herbalife be acquired in a going-private transaction within two years of the commencement of the tender offer.

The tender offer is currently scheduled to expire at 5:00 p.m. New York City time on Thursday, October 5, 2017. In order to assist shareholders in determining whether to participate in the tender offer, and if so, how many shares they may wish to tender at prices between $60.00 and $68.00 per share, the Company is providing updated financial guidance in this release as well as updated risk factors and other information in a Form 8-K filed today. This updated guidance is appropriate in light of the self-tender offer.

Updated Third Quarter 2017 Guidance

Based upon current information, updated third quarter 2017 guidance is reflected in the following chart:

	Three Months Ended September 30, 2017
	Low	High
Volume Point Growth vs 2016	(6.0%)	(4.8%)
Net Sales Growth vs 2016	(3.4%)	(1.9%)
Diluted EPS	$0.63	$0.73
Adjusted(a) Diluted EPS	$0.80	$0.90
Cap Ex ($ millions)	$18.0	$28.0
Effective Tax Rate	22.5%	24.5%
Adjusted Effective Tax Rate (a)	20.0%	22.0%
Currency Adjusted Net Sales Growth vs 2016	(3.1%)	(1.6%)
Currency Adjusted Diluted EPS	$0.84	$0.94

(a)	Adjusted diluted EPS and adjusted effective tax rate, for the purposes of 2017 guidance, excludes the impact of expenses relating to challenges to the company’s business model, the impact of non cash interest costs associated with the company’s convertible notes, benefits from future potential China grants, FTC settlement implementation and expenses related to regulatory inquiries. See the table below for a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

Three Months Ended September 30, 2017
Diluted EPS Guidance	$0.63 - $0.73
Expenses incurred responding to attacks on the company’s business model (1)	0.02
Non-cash interest expense and amortization of non-cash issuance costs (2)	0.14
FTC Consent Order Implementation (3)	0.03
Expenses related to regulatory inquiries (4)	0.03
China grant income (5)	(0.04)
Income tax adjustments for above items (6)	(0.02)

Adjusted diluted EPS guidance (7)	$0.80 - $0.90

(1)	Excludes tax impact of $0.5 million for the three months ending September 30, 2017.
(2)	Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(3)	Excludes tax impact of $0.8 million for the three months ending September 30, 2017.
(4)	Excludes tax impact of $0.8 million for the three months ending September 30, 2017.
(5)	Excludes tax impact of ($1.2) million for the three months ending September 30, 2017
(6)	Aggregates the individual tax impacts of each item as described in greater detail in footnotes 1, 3, 4 and 5 above.
(7)	Amounts may not total due to rounding.

The Company is currently in the process of compiling, analyzing and finalizing the results for the third quarter and the Company’s independent registered public accounting firm has not yet completed its review of the third quarter results. As such, there can be no assurance that the final adjusted or GAAP earnings per diluted share will be within the ranges specified. Herbalife expects to report its final results for the third quarter of 2017 on November 2, 2017.

About Herbalife

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier. The Company has been on a mission for nutrition – changing people’s lives with great nutrition products & programs – since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to the worldwide problems of poor nutrition and obesity, an aging population, sky-rocketing public healthcare costs and a rise in entrepreneurs of all ages. We offer high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Our targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Nutrition distributors in more than 90 countries.

Through its corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. The Company is also proud to sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy, and numerous Olympic teams.

The company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.5 billion in 2016. To learn more, visit Herbalife.com or IAmHerbalife.com.

The company also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the anticipated financial results for the third quarter 2017, the anticipated expiration date and consummation of the tender offer, satisfaction of the tender offer conditions described the Offer to Purchase, as may be amended from time to time, and the Company’s expectations, hopes or intentions regarding the future. No assurances can be given that the tender offer will be consummated, or that the Company will engage in any discussions or negotiations with any party regarding a possible “going private” transaction or that any “going private” transaction with respect to the Company will be consummated. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our international operations;

•	uncertainties relating to the United Kingdom’s vote to exit from the European Union;

•	restrictions imposed by covenants in our credit facility;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Herbalife Nutrition

Media: Jennifer Butler

213-745-0420

jenb@herbalife.com

Investor Relations: Eric Monroe

213-745-0449

ericm@herbalife.com

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